                                                                    Exhibit 99.1

                            Joint Filer Information

Name of Joint Filer:                    The Dow Chemical Company

Address of Joint Filer:                 2211 H.H. Dow Way, Midland,
                                        Michigan 48674

Relationship of Joint Filer to Issuer:  10% Owner

Issuer Name and Ticker or               AgroFresh Solutions, Inc. [AGFS]
Trading Symbol:

Date of Earliest Transaction            9/10/2018
Required to be Reported
(Month/Day/Year):

Designated Filer:                       DowDuPont Inc.